UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 1, 2025
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market
Preferred Stock Purchase Rights	N/A	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 1, 2025, PetMed Express, Inc. (the “Company”) issued a press release providing an update on the status of the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “2025 Form 10-K”) and disclosing other matters set forth in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 on this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On June 16, 2025, the Company filed a Form 12b-25 (the “Form 12b-25”) disclosing that the Company would be unable to file its 2025 Form 10-K within the prescribed period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expires on July 1, 2025. The Company will be unable to file its 2025 Form 10-K within the extension period because the Company is continuing to compile, review, and analyze the information necessary to complete its financial statements and related disclosures to be included in the 2025 Form 10-K. Specifically, the Audit Committee has advised management that it has received anonymous reporting through the Company’s third-party-administered whistleblower hotline regarding: the timing of revenue recognition with respect to certain autoship orders in the fiscal fourth quarter of 2025, some of which resulted in customer complaints; a fiscal fourth quarter 2025 $50 coupon promotion to customers and its potential impact on Company key-performance indicators (KPIs) regarding new customers; and the Company’s culture and control environment. The Audit Committee has engaged external legal counsel with other external advisors to investigate these reports. The investigation is still ongoing, no conclusions have been reached, and the Company cannot predict its duration or outcome. However, based on evidence gathered to date, the Company does not currently expect that this investigation will have a material impact on its previously announced preliminary financial results for the fourth quarter and fiscal year ended March 31, 2025 or the Company’s previously filed financial results. The Company is working diligently to complete its review and file the 2025 Form 10-K as soon as practicable.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press release dated July 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, but are not limited to, the Company’s expectations regarding the timing of the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2025, the potential for any material changes to the Company’s previously disclosed preliminary unaudited financial results, the possible identification of material weaknesses in internal control over financial reporting, and the inherent limitations of such controls. Forward-looking statements are based on the Company’s current expectations and assumptions regarding future events, which are subject to risks and uncertainties. Actual results could differ materially from those anticipated due to a number of factors, including but not limited to, the completion of the audit of the Company’s financial statements, the identification of material adjustments during the audit process, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2024, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 1, 2025

PETMED EXPRESS, INC.

By:	/s/ Robyn D’Elia
Name:	Robyn D’Elia
Title:	Chief Financial Officer and Treasurer
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